Exhibit 10.30
THIRD AMENDMENT TO CREDIT AGREEMENT
     This Third Amendment to Credit Agreement (this “Amendment”) dated as of October 13, 2010, is by and among U. S. PHYSICAL THERAPY, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”).
W I T N E S S E T H:
     A. The Borrower, the Administrative Agent and the Lenders named therein entered into that certain Credit Agreement dated as of August 27, 2007 (as has been and may be amended, restated, supplemented and modified from time to time, the “Credit Agreement”).
     B. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement (i) to extend the Maturity Date, (ii) to amend the definition of Applicable Rate, and (iii) as otherwise provided herein.
     NOW, THEREFORE, in consideration of the premises, as well as the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties covenant and agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments to Credit Agreement
     Section 2.1 Amendments to Section 1.01 of the Credit Agreement.
     (a) The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
			Eurodollar
			Rate and
Pricing	Consolidated	Commitment	Letters
Level	Leverage Ratio	Fee	of Credit	Base Rate
1	<1.00	.10%	1.60%	.10%
2	≥1.00 but <1.50	.15%	1.90%	.40%
3	≥1.50 but <2.00	.20%	2.15%	.65%
4	≥2.00	.25%	2.50%	1.00%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
     Notwithstanding anything to the contrary contained herein, the Commitment Fee due and payable by the Borrower with respect to any date shall be increased by an additional .10% for each level in the event that the Total Outstandings on such date are less than fifty percent (50%) of the Aggregate Commitments on such date.
     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     “Maturity Date” means August 31, 2015; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     Section 2.2 Amendment to Section 2.01 of the Credit Agreement. Effective as of the date hereof, Section 2.01 of the Credit Agreement is amended and restated in its entirety to read as follows:
     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (a) the Total Outstandings shall not exceed the Aggregate Commitments, and (b) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     Section 2.3 Amendment to Section 2.04(a) of the Credit Agreement. Effective as of the date hereof, Section 2.04(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     Section 2.4 Amendment to Section 7.06 of the Credit Agreement. Effective as of the date hereof, Section 7.06 of the Credit Agreement is amended to delete the period at the end of clause (d) of such section and to replace it with “; and” and to add a new clause (e) at the end of such section, as follows:
     (e) the Borrower may pay cash dividends to its stockholders in an aggregate amount not to exceed $5,000,000 in any fiscal year so long as (i) immediately before and immediately after giving pro forma effect to any such payment, no Default shall have occurred and be continuing and (ii) immediately after giving effect to such payment, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such payment had been made as of the first day of the fiscal period covered thereby.

ARTICLE III
Acknowledgement
     Section 3.1 Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, the parties hereto acknowledge and agree that, as of the date hereof, (a) Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided in the Credit Agreement, as amended hereby, and (b) Swing Line Loans shall accrue interest at the Base Rate.
ARTICLE IV
Representations and Warranties
     Section 4.1 Representations and Warranties True; No Default. By their execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and after giving effect to this Amendment:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any law or organization documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its respective properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Amendment.

ARTICLE V
Conditions Precedent
     Section 5.1 Conditions to Effectiveness. This Amendment shall be effective upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received this Amendment executed by the Borrower;
     (b) the Administrative Agent shall have received a closing fee in the amount of $150,000.00;
     (c) the Administrative Agent shall have received all other fees and expenses called for herein or incurred in connection with the preparation and execution of this Amendment including, without limitation, the attorneys’ fees, costs and expenses incurred by the Administrative Agent in connection herewith;
     (d) the representations and warranties set forth in Article IV hereof are true and correct; and
     (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.
ARTICLE VI
Miscellaneous
     Section 6.1 Reference to the Credit Agreement.
     (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     Section 6.2 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     Section 6.3 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     Section 6.4 Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Amendment or any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and any prohibited assignment shall be null and void.
     Section 6.5 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     Section 6.6 Entire Agreement. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

U.S. PHYSICAL THERAPY, INC.

By:	/s/ Lawrance W. McAfee
Lawrance W. McAfee
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Daniel Penkar
Daniel Penkar
Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Daniel Penkar
Daniel Penkar
Senior Vice President